UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2007

Home Federal Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2007, HomeFederal Bank (the “Bank”), a wholly owned subsidiary of Home Federal Bancorp (the “Company”), entered into an Agreement, General Release, and Confidentiality Statement (the “Agreement”) with S. Elaine Pollert, Executive Vice President of the Bank and the Company. The Agreement will become effective on the eighth day after Ms. Pollert executes the Agreement (the “Effective Date”).

The Agreement provides that Ms. Pollert’s positions with the Bank and Company and the Employment Agreement dated December 17, 1996, as amended, will terminate on February 16, 2007. At this time, the Bank does not intend to hire anyone to replace Ms. Pollert. Her responsibilities will be assigned to other members of the Bank’s management team. Pursuant to the Agreement, six months following the date of the Agreement the Bank will pay Ms. Pollert a lump sum payment in the amount of $753,431 (less applicable employment and withholding taxes). The Company will pay Ms. Pollert on February 16, 2007, a lump sum cash payment of $548,167 (less applicable employment and withholding taxes) for 78,744 shares of Company common stock which she intends to acquire on that date upon the exercise of vested stock options, which price represents $28.75 per share less the option exercise price. In addition, Ms. Pollert will be entitled to receive a pro rata amount of any awards for 2005 and 2006 to which she would have been entitled under the Company’s Long-Term Incentive Plan if she had remained employed until December 31, 2008. The Bank also will reimburse Ms. Pollert’s attorney fees and outplacement services up to a maximum aggregate amount of $35,000.

In the Agreement, Ms. Pollert agrees to release the Bank, its officers, directors, employees, affiliates, insurers and agents from any claim, demand, action or cause of action that arose prior to the Effective Date, and she waives all claims relating to, arising out of or in any way connected with her employment with the Bank or the cessation of her employment. Ms. Pollert also agrees to keep confidential certain information she obtained as a result of her position with the Bank and, for a period of twelve months following the Effective Date, not to solicit the employment of any employee of the Bank.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Agreement, General Release, and Confidentiality Statement, dated February 16, 2007, between HomeFederal Bank and S. Elaine Pollert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 16, 2007	HOME FEDERAL BANCORP
	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description	Location
10.1	Agreement, General Release, and Confidentiality Statement, dated February 16, 2007, between HomeFederal Bank and S. Elaine Pollert.	Attached

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